Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2013

New York, New York, December 4, 2013 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the third quarter of fiscal 2013, and provided guidance for the fourth quarter of fiscal 2013.

Third Quarter Performance
For the third quarter of fiscal 2013, net sales decreased 15% to $514.6 million, from $605.9 million in the year ago period. Comparable sales, including the e-commerce channel, for the third quarter decreased 15%, compared to the corresponding 13-week period ended November 3, 2012.

The Company reported a net loss for the third quarter of fiscal 2013 of $25.6 million, or $0.33 per diluted share, which included an after-tax charge of approximately $2.8 million, or $0.04 per diluted share, resulting from store asset impairment charges.

Excluding the aforementioned charges, the Company reported an adjusted net loss of $22.9 million, or $0.29 per diluted share in the third quarter of fiscal 2013.

Thomas P. Johnson, Chief Executive Officer, commented, “Our comparable sales decline was in-line with our year-to-date trend, and we were more promotional than anticipated in order to strengthen our inventory position going into the fourth quarter. We took an important step forward in the transformation of our brand with newness across our full merchandise assortment in the third quarter. However, we were disappointed in our overall performance as customer adoption is occurring more slowly than we would like against the backdrop of a challenging teen retail environment.”

E-commerce
Net revenue from the Company’s e-commerce business for the third quarter of fiscal 2013, including net revenues from the GoJane.com business, which was acquired on November 13, 2012, was flat to the year ago period.

Cash Position and Share Repurchase Program
The Company ended the quarter with cash and cash equivalents of $68.0 million and no debt. The Company currently has $104.4 million of availability remaining under its share repurchase program.

Store Growth and Capital Spending
The Company opened three Aéropostale and six P.S. from Aéropostale stores, and closed four Aéropostale stores during the quarter. For the third quarter, the Company invested $23.9 million in planned capital expenditures.

Fourth Quarter Guidance
The Company announced earnings guidance for the fourth quarter of fiscal 2013. The Company expects a net loss in the range of $0.24 to $0.32 per diluted share, compared to adjusted earnings of $0.24 per diluted share in the same period last year. This earnings guidance does not include the impact of any potential store asset impairment charges, and assumes an effective tax rate of approximately 36.0% versus a tax rate of 40.8% last year.

Store Growth and Capital Spending for Fiscal 2014
For fiscal 2014, the Company plans to open approximately 11 Aéropostale stores, approximately 5 P.S. from Aéropostale stores, remodel approximately 26 Aéropostale stores, and close approximately 40 to 50 Aéropostale stores. The Company expects to invest approximately $35.0 million in fiscal 2014 primarily related to store growth, store remodels and certain infrastructure investments. This compares to capital expenditures of approximately $82.0 million planned for fiscal 2013.

Mr. Johnson continued, “While we were encouraged with an improvement in trends over the critical Black Friday holiday weekend, versus our third quarter run rate, we believe it is prudent to be cautious with our outlook for the remainder of the holiday period given heightened promotional levels and inconsistent mall traffic trends. As you know, the entire organization is working diligently and with a sense of urgency on transforming our brand and our business.”

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net loss and adjusted loss per diluted share, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit D).

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M EST to review its third quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and www.fulldisclosure.com. To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 902 Aéropostale® stores in 50 states and Puerto Rico, 79 Aéropostale stores in Canada and 151 P.S. from Aéropostale® stores in 31 states and Puerto Rico. In addition, pursuant to various licensing agreements, our licensees currently operate 88 Aéropostale® locations and one Aéropostale® and P.S. from Aéropostale® store in the Middle East, Asia, Europe, and Latin America. On November 13, 2012, Aéropostale, Inc. acquired substantially all of the assets of online women's fashion footwear and apparel retailer GoJane.com, Inc. Based in Ontario, California, GoJane.com focuses primarily on fashion footwear, with a select offering of contemporary apparel and other accessories.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	November 2, 2013	February 2, 2013	October 27, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$68,018	$231,501	$184,456
Merchandise inventory	262,587	155,463	277,440
Other current assets	102,573	52,976	64,578
Total current assets	433,178	439,940	526,474

Fixtures, equipment and improvements, net	274,402	262,778	298,915
Goodwill and intangible assets	28,768	29,332	—
Other assets	5,965	8,794	4,057

TOTAL ASSETS	$742,313	$740,844	$829,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$179,821	$89,991	$178,523
Accrued expenses	86,644	113,515	107,377
Total current liabilities	266,465	203,506	285,900

Other non-current liabilities	128,981	126,974	134,752

Stockholders’ equity	346,867	410,364	408,794

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$742,313	$740,844	$829,446

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	November 2, 2013		October 27, 2012
		% of sales		% of sales
Net sales	$514,588	100.0%	$605,918	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	426,699	82.9	436,911	72.1
Gross profit	87,889	17.1	169,007	27.9
Selling, general and administrative expenses	128,923	25.1	126,514	20.9
(Loss) income from operations	(41,034)	(8.0)	42,493	7.0
Interest expense, net	314	0.0	39	0.0
(Loss) income before income taxes	(41,348)	(8.0)	42,454	7.0
Income tax (benefit) provision	(15,725)	(3.0)	17,507	2.9
Net (loss) income	$(25,623)	(5.0)%	$24,947	4.1%
Basic (loss) earnings per share	$(0.33)		$0.31
Diluted (loss) earnings per share	$(0.33)		$0.31
Weighted average basic shares	78,488		79,833
Weighted average diluted shares	78,488		80,136

STORE DATA:

Comparable sales change (including e-commerce channel) [2]	(15)%		(1)%
Stores open at end of period	1,124		1,091
Total square footage at end of period	4,158,439		4,033,820
Average square footage during period	4,161,383		4,027,337

1 Cost of sales for the third quarter of fiscal 2013 was unfavorably impacted by store asset impairment charges of $5.1 million ($2.8 million after tax, or $0.04 per diluted share).

2 The comparable sales change for the 13-week period ended November 2, 2013 is compared to the 13-week period ended November 3, 2012.

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	39 weeks ended
	November 2, 2013		October 27, 2012
		% of sales		% of sales
Net sales	$1,420,895	100.0%	$1,588,469	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	1,150,400	81.0	1,157,680	72.9
Gross profit	270,495	19.0	430,789	27.1
Selling, general and administrative expenses	375,827	26.5	371,012	23.4
(Loss) income from operations	(105,332)	(7.4)	59,777	3.7
Interest expense, net	705	0.0	346	0.0
(Loss) income before income taxes	(106,037)	(7.4)	59,431	3.7
Income tax (benefit) provision	(34,512)	(2.4)	23,837	1.5
Net (loss) income	$(71,525)	(5.0)%	$35,594	2.2%
Basic (loss) earnings per share	$(0.91)		$0.44
Diluted (loss) earnings per share	$(0.91)		$0.44
Weighted average basic shares	78,442		80,714
Weighted average diluted shares	78,442		81,157

STORE DATA:

Comparable sales change (including e-commerce channel) [2]	(15)%		1%
Average square footage during period	4,111,534		3,981,670

1 Cost of sales for the 39-week period ended November 2, 2013 was unfavorably impacted by store asset impairment charges of $13.6 million ($8.3 million after tax, or $0.10 per diluted share).

2 The comparable sales change for the 39-week period ended November 2, 2013 is compared to the 39-week period ended November 3, 2012.

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of net loss and diluted loss per share (“EPS”) on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	November 2, 2013
	Net Loss	Diluted EPS

As reported	$(25,623)	$(0.33)
Asset impairment charges	2,769	0.04
As adjusted	$(22,854)	$(0.29)

	39 weeks ended
	November 2, 2013
	Net Loss	Diluted EPS

As reported	$(71,525)	$(0.91)
Asset impairment charges	8,283	0.10
As adjusted	$(63,242)	$(0.81)